UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2009

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 26, 2009, the Company entered into an Employment Agreement with its Chief Operating Officer, Scott D. Stowell.  The employment agreement outlines Mr. Stowell’s duties, sets forth an annual base salary of $750,000, eligibility for Company health and welfare benefits, provides the potential for the payment of a discretionary annual bonus, and provides for the payment of a $2.5 million retention bonus.  The retention bonus will be payable after December 31, 2010, assuming Mr. Stowell remains an employee of the Company through such date; provided, however, that Mr. Stowell will be entitled to receive the retention bonus at an earlier date if his employment with the Company is terminated without cause or if he terminates his employment for good reason.  In addition, following December 31, 2009, the Company's Compensation Committee, in the exercise of its discretion, may pay Mr. Stowell up to twenty-five percent of the retention bonus in advance of when it would otherwise be paid. This employment agreement supersedes and replaces the change-in-control agreement Mr. Stowell entered into with the Company on December 1, 2006.

A copy of Mr. Stowell’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Scott D. Stowell Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2009

STANDARD PACIFIC CORP.

By:	/s/ Kenneth L. Campbell
Kenneth L. Campbell Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Scott D. Stowell Employment Agreement